UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2005


                        Commission File Number 000-31719

                                   POZEN Inc.
             (Exact name of registrant as specified in its charter)


                 Delaware                                     62-1657552
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)






                                1414 Raleigh Road
                                    Suite 400
                        Chapel Hill, North Carolina 27517
          (Address of principal executive offices, including zip code)

                                 (919) 913-1030
              (Registrant's telephone number, including area code)

Item 2.02.   Results of Operations and Financial Condition.

On February 28, 2005, POZEN Inc. issued a press release to report the company's financial results for the quarter and year ended December 31, 2004. A copy of the press release is attached to this current report on Form 8-K as
Exhibit 99.1.

The information provided under Item 2.02 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01  Other Events.

On February 28, 2005, POZEN issued a press release to report that the company completed the first of two Phase III pivotal trials for Trexima(TM) for the treatment of migraine headaches. Trexima is GlaxoSmithKline's (GSK) proposed brand name for the combination of sumatriptan formulated with RT Technology(TM) and naproxen sodium in a single tablet. GSK and POZEN are collaborating on the development of Trexima.

Trexima demonstrated superiority over the individual components measured by sustained pain-free response (p<.001) and, with the exception of the incidence of nausea-free at two hours, all other regulatory endpoints were met (p <.001). Trexima did reach statistical significance for the nausea endpoint compared to placebo after two hours and maintained superiority through twenty-four hours. All of the active treatments (Trexima, sumatriptan and naproxen) had a similar incidence of nausea at two hours compared to placebo. Submission of the new drug application (NDA) with the U.S. Food and Drug Administration is planned for the second half of 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       POZEN Inc.
                                                       ----------
                                                       (Registrant)

     February 28, 2005                                  /s/ William L. Hodges
                                                       ---------------------
                                                       William L. Hodges
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibit is furnished as part of this current report on Form 8-K:


Exhibit
Number                             Description
-------                            -----------
99.1                   Press release of POZEN Inc. dated February 28, 2005.